Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of June 1, 2016

Among

REALOGY GROUP LLC,

REALOGY CO-ISSUER CORP.,

REALOGY HOLDINGS CORP.,

THE NOTE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

$500,000,000 4.875% SENIOR NOTES DUE 2023

-i-

-ii-

-iii-

-iv-

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Initial Note
Exhibit B	Form of Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Future Note Guarantors

-v-

INDENTURE, dated as of June 1, 2016, among Realogy Group LLC, a Delaware limited liability company (the “Issuer”), Realogy Co-Issuer Corp., a Florida corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Realogy Holdings Corp., a Delaware corporation and the indirect parent of the Issuer (“Holdings”), the Note Guarantors (as defined herein) listed on the signature pages hereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuers, Holdings, and the Note Guarantors have executed the Purchase Agreement dated as of May 26, 2016, among the Issuers, Holdings, the Note Guarantors and the Initial Purchasers (as defined herein), relating to the initial sale and issuance of the Initial Notes (as defined below);

WHEREAS, each of the Issuers has duly authorized the creation of and issuance of $500,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 (the “Initial Notes”); and

WHEREAS, the Issuers, Holdings and each of the Note Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuers, Holdings, the Note Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“4.500% Indenture” means the Indenture dated as of April 7, 2014 among the Issuers, Holdings, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee governing the 4.500% Notes, as amended, supplemented or modified from time to time.

“4.500% Notes” means the 4.500% Senior Notes due 2019, issued by the Issuer pursuant to the 4.500% Indenture and in existence on the Issue Date (less the aggregate principal amount of 4.500% Notes that are thereafter converted, repurchased, redeemed, discharged or otherwise repaid).

“5.250% Indenture” means the Indenture dated as of November 21, 2014 among the Issuers, Holdings, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 5.250% Notes, as amended, supplemented or modified from time to time.

“5.250% Notes” means the 5.250% Senior Notes due 2021, issued by the Issuer pursuant to the 5.250% Indenture and in existence on the Issue Date (less the aggregate principal amount of 5.250% Notes that are thereafter converted, repurchased, redeemed, discharged or otherwise repaid).

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09, whether or not they bear the same CUSIP number as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar and Paying Agent.

“Apple Ridge Documents” means the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation (the “Purchase Agreement”), the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation (the “Receivables Purchase Agreement”), the Master Indenture, dated as of April 25, 2000, as amended, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and U.S. Bank National Association (the “Transfer and Servicing Agreement”), the Performance Guaranty, dated as of May 12, 2006, as amended, by Realogy Corporation in favor of Apple Ridge Funding, LLC and Cartus Financial Corporation, the Eighth Omnibus Amendment, dated as of September 11, 2013, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Realogy Corporation, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Ninth Omnibus Amendment, dated as of June 11, 2015, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Note Purchase Agreement, dated as of December 14, 2011, as amended, by and among Apple Ridge

Funding LLC, Cartus Corporation, the purchasers and the managing agents from time to time parties thereto, and Crédit Agricole Corporate and Investment Bank, the Series 2011-1 Indenture Supplement, dated as of December 16, 2011, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Instrument of Resignation, Appointment and Acceptance, dated as of December 16, 2011, by and among The Bank of New York Mellon, as resigning indenture trustee, paying agent, authentication agent, and transfer agent and registrar, U.S. Bank National Association, as replacement indenture trustee, paying agent, authentication agent, and transfer agent and registrar, Cartus Corporation, Cartus Financial Corporation and Apple Ridge Service Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created in the future and that asserts regulatory jurisdiction over such Insurance Subsidiary.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) 100% of the principal amount of the Notes to be redeemed plus (ii) all required interest payments due on the Note through March 1, 2023 (in each case excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Arbitrage Programs” means Indebtedness and Investments relating to operational escrow accounts of NRT or Title Resource Group or any of their Restricted Subsidiaries.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary and other than the issuance of Preferred Stock of a Non-Guarantor Subsidiary issued in compliance with Section 4.09) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $25.0 million in any one transaction or series of related transactions;

(e) any disposition of property or assets, or the issuance of securities, by (i) a Restricted Subsidiary to the Issuer, (ii) the Issuer or a Restricted Subsidiary to a Note Guarantor or (iii) a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the senior management or the Board of Directors of the Issuer;

(g) foreclosure on assets of the Issuer or any of the Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property or franchise rights;

(l) in the ordinary course of business, any swap of assets, or any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries taken as a whole, as determined in good faith by senior management or the Board of Directors of the Issuer; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10;

(m) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(o) a sale or other transfer of Securitization Assets or interests therein pursuant to a Permitted Securitization Financing;

(p) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and not as part of a Permitted Securitization Financing;

(q) dispositions in connection with Permitted Liens or Liens to secure the Notes in accordance with the terms of this Indenture;

(r) sales or other dispositions of Equity Interests in Existing Joint Ventures; and

(s) any disposition of Investments in connection with the Arbitrage Programs.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Trustee’s designated corporate trust office is located.

“Capital Stock” means:

(1) in the case of a corporation or a company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency if both of the two named rating agencies cease publishing ratings of investments) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency if both of the two named rating agencies cease publishing ratings of investments) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cendant” means Cendant Corporation, a Delaware corporation (now known as Avis Budget Group, Inc.).

“Cendant Contingent Assets” has the meaning assigned to “Cendant Contingent Asset” in the Separation and Distribution Agreement and shall also include any tax benefits and attributes allocated or inuring to the Issuer and its Subsidiaries under the Cendant Tax Sharing Agreement.

“Cendant Contingent Liabilities” has the meaning assigned to “Assumed Cendant Contingent Liabilities” in the Separation and Distribution Agreement and shall also include any liabilities that are related or attributable to or arising in connection with Taxes or Tax Returns (as each term is defined in the Cendant Tax Sharing Agreement).

“Cendant Spin-Off” means the distribution of all of the capital stock of the Issuer by Cendant to its stockholders and the transactions related thereto as described in that certain Information Statement of the Issuer dated July 13, 2006, as filed with the SEC.

“Cendant Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of July 28, 2006, by and among Cendant, the Issuer, Wyndham Worldwide Corporation and Travelport Inc., as amended on or prior to the date of the Offering Memorandum.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer. Notwithstanding the foregoing, a Specified Merger/Transfer Transaction shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means the party named as such in the preamble to this Indenture and its successors and not any of its Subsidiaries.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and bond premium, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing to the extent such amounts have not been deducted in the presentation of consolidated revenues of such Person; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) the aggregate amount of all outstanding Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries and Preferred Stock of Non-Guarantor Subsidiaries of such Person as of such date (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents (other than cash and Cash Equivalents of Special Purpose Securitization Subsidiaries) in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of the Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Disqualified Stock or any Non-Guarantor Subsidiary issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but on or prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or such issuance or redemption of Disqualified Stock or Preferred Stock or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, that all or any portion of the commitment under any Indebtedness as being Incurred at the time such commitment is entered into and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time. Notwithstanding the foregoing and for purposes of this calculation, the aggregate principal amount of Indebtedness shall be calculated without giving effect to purchase accounting adjustments.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to a company, operating unit, division, segment, business, group of assets or lines of business, that the Issuer or any of the Restricted Subsidiaries has made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the

Consolidated Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, in each case with respect to an operating unit, division, segment, business, group of assets or lines of business that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, (i) severance expenses, relocation or other restructuring expenses, fees, expenses or charges related to plant, facility, store and office closures, consolidations, downsizings and/or shutdowns (including future lease commitments and contract termination costs with respect thereto), (ii) fees, expenses or charges Incurred in connection with the Cendant Spin-Off, (iii) expenses or charges related to curtailments or modifications to pension or other post-employment benefit plans, (iv) any fees, expenses or charges related to the offering of the Initial Notes and the use of proceeds therefrom, and (v) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including integration costs) or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, tender premiums, charges or change in control payments made under the Merger Documents or otherwise related to the Merger Transactions (including any transition-related expenses Incurred prior to, on or after April 10, 2007), in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the Merger Transactions or any acquisition that is consummated after April 10, 2007 shall be excluded (including any acquisition by a third party, directly or indirectly, of the Issuer);

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from abandoned, closed or discontinued operations and any net after-tax gains or losses on disposal of abandoned, closed or discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by senior management or the Board of Directors of the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations and other derivative instruments shall be excluded;

(7) except with respect to joint ventures related to Title Resource Group and the Issuer’s mortgage origination business (whether conducted through PHH Home Loans, LLC or other joint ventures of the Issuer or its Restricted Subsidiaries), the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with Section 4.07(b)(12) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges or asset write-offs and amortization of intangibles in each case arising pursuant to the application of GAAP shall be excluded;

(11) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) costs and expenses related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Merger Transactions or (e) non-cash costs or expenses realized in connection with or resulting from employee benefit plans or post-employment benefit plans (including long-term incentive plans), stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of the Restricted Subsidiaries, shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months of April 10, 2007, in each case, related to or as a result of the Merger Transactions and that are so required to be established or adjusted in accordance with GAAP, and changes in accruals and reserves as a result of the adoption or modification of accounting policies in connection with the Merger Transactions, shall be excluded;

(13) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815 (or successor rule) shall be excluded;

(14) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of Accounting Standards Codification 830 (or successor rule) shall be excluded;

(15) any currency translation gains and losses related to currency reimbursements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded;

(16) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included;

(17) any expenses or income (including increases or reversals of reserves) relating to the Cendant Contingent Liabilities shall be excluded; and

(18) any income or other economic benefits accruing to the Issuer and its Subsidiaries pursuant to the Cendant Contingent Assets, whether in the form of cash or tax benefits shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or a Restricted Subsidiary to the extent such dividends, repayments, advances or transfers increase the amount of Restricted Payments permitted under Section 4.07 pursuant to clauses (5) and (6) of the definition of “Cumulative Credit”.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses, including any deferred financing fees, write-offs or write-downs and amortization of expenses attributable to pending real estate brokerage transactions and property listings of Persons or operations acquired by such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes, of such Person for such period on a consolidated basis and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation; or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means, collectively, (i) the amended and restated credit agreement, dated as of March 5, 2013, as amended by the first amendment, dated as of March 10, 2014, and the second amendment, dated as of October 23, 2015, as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Intermediate Holdings, as guarantor, the other guarantors party thereto, the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Secured Credit Facility”), (ii) the Term Loan A agreement, dated as of October 23, 2015, as further, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Intermediate Holdings, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, and (iii) whether or not the agreements referred to in clauses (i) and (ii) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, Permitted Securitization Financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to the Credit Agreement referred to in clauses (i) and (ii) of the definition thereof, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from April 1, 2013 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); provided, however, that, to the extent the Consolidated Leverage Ratio of the Issuer on a pro forma basis as if the Restricted Payment had been made and any Indebtedness Incurred on such date had been Incurred would have been less than 3.0 to 1.0 and the Consolidated Net Income of the Issuer is positive, then 75% of the Consolidated Net Income of the Issuer for the aforementioned period shall be included pursuant to this clause (1), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.09(b)(19)) from the issue or sale of Equity Interests of the Issuer (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received after the Issue Date (other than Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.09(b)(19)), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided that such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any of the Restricted Subsidiaries) and from repayments of loans or advances (including the release of any guarantee that constituted a Restricted Investment when made) that constituted Restricted Investments (other than, in each case, to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of Section 4.07(b)),

(B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than an Unrestricted Subsidiary to the extent the investments in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) or (10) of Section 4.07(b) or to the extent such Investment constituted a Permitted Investment), or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of Section 4.07(b) or constituted a Permitted Investment), plus

(7) $200.0 million.

The Fair Market Value of property, other than cash, covered by clauses (2), (3), (5) and (6) of this definition of “Cumulative Credit” shall be determined in good faith by the Issuer, and

(1) in the case of property with a Fair Market Value in excess of $30.0 million, shall be set forth in an Officer’s Certificate, or

(2) in the case of property with a Fair Market Value in excess of $60.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (in each case other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of “Cumulative Credit.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable, putable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization expenses and other restructuring charges, expenses or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of retention, systems establishment costs, curtailments or modifications to pension and post retirement employee benefit plans that result in pension settlement charges); provided that with respect to each business optimization expense or other restructuring charge or reserve, the Issuer shall have delivered to the Trustee an Officer’s Certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or other restructuring charge or reserve, as the case may be; plus

(5) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and the Issuer and its Subsidiaries as in effect on April 10, 2007; plus

(6) all add backs reflected in the financial presentation of “Adjusted EBITDA” in the amounts set forth in and as further described in the Offering Memorandum but only to the extent such add backs occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Consolidated Leverage Ratio, as the case may be; plus

(7) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken and must be expected to be achieved on a run-rate basis within 90 days after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (7) to the extent duplicative of any expenses or charges relating to such cost savings that are included in the calculations of Consolidated Net Income or EBITDA with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (7) shall not exceed $75.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definitions of “Fixed Charge Coverage Ratio” or “Consolidated Leverage Ratio”, as applicable); plus

(8) the amount of loss on any sale of Securitization Assets to a Special Purpose Securitization Subsidiary in connection with any Permitted Securitization Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP; plus

(9) storefront conversion costs relating to acquired stores by the Issuer or any Restricted Subsidiary; plus

(10) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Note Guarantor solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit;

less, without duplication,

(1) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); and

(2) all deductions reflected in the financial presentation of “Adjusted EBITDA” in the amounts set forth in and as further described in the Offering Memorandum, but only to the extent such deductions occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Consolidated Leverage Ratio, as the case may be.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1) contributions to its common Capital Stock, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary, to the extent such sale to such equity, stock option or other plan is financed by loans from or guaranteed by, the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Cumulative Credit.”

“Existing Joint Ventures” means joint ventures in existence on the Issue Date.

“Existing Securitization Documents” means the Apple Ridge Documents and the U.K. Documents.

“Existing Securitization Financings” means the financing programs pursuant to the Apple Ridge Documents or U.K. Documents, as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.

“Existing Senior Unsecured Notes” means, collectively, the 4.500% Notes and the 5.250% Notes.

“Existing Senior Unsecured Notes Indentures” means, collectively, the 4.500% Indenture and the 5.250% Indenture.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations

(as determined in accordance with GAAP), in each case with respect to a company, operating unit, division, segment, business, group of assets or lines of business, that the Issuer or any of the Restricted Subsidiaries has made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, in each case with respect to an operating unit, division, segment, business, group of assets or lines of business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Issuer.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and the Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with the Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America, for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means the party named as such in the preamble to this Indenture and its successors.

“Holdings Guarantee” means the guarantee of the obligations of the Issuers under this Indenture and the Notes by Holdings in accordance with the provisions of this Indenture.

“Holdings Pari Passu Indebtedness” means with respect to Holdings, (i) the guarantee of Holdings of the obligations of the Issuers under the Existing Senior Unsecured Notes Indentures in accordance with the provisions of the Existing Senior Unsecured Notes Indentures and (ii) any Indebtedness that is not Holdings Senior Indebtedness or Holdings Subordinated Indebtedness.

“Holdings Representative” means the trustee, agent or representative (if any) for an issue of Holdings Senior Indebtedness; provided that if, and for so long as, such Holdings Senior Indebtedness lacks such a Holdings Representative, then the Holdings Representative for such Holdings Senior Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Holdings Senior Indebtedness.

“Holdings Senior Indebtedness” means with respect to Holdings any future Indebtedness of Holdings that is designated by Holdings as Holdings Senior Indebtedness.

“Holdings Subordinated Indebtedness” means with respect to Holdings, any Indebtedness of Holdings, guarantee of Holdings or obligation of Holdings that specifically provides that such Indebtedness of Holdings, guarantee of Holdings or obligation of Holdings is to rank junior in right of payment to the Holdings Guarantee.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed to exclude (1) Contingent Obligations incurred in the ordinary course of business and the Cendant Contingent Liabilities (including the Contingent Obligations described in Note 14 to the Issuer’s consolidated financial statements for the year ended December 31, 2015) (not in respect of borrowed money); (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations under or in respect of a Permitted Securitization Financing (but including the excess, if any, of the amount of the obligations thereunder or in respect thereof over the aggregate receivables balances securing or otherwise supporting such obligations but only to the extent that the Issuer or any Subsidiary of the Issuer other than a Special Purpose Securitization Subsidiary is directly or indirectly liable for such excess); (5) obligations under or in respect of Arbitrage Programs except in connection with the calculation of the Consolidated Leverage Ratio; (6) obligations to make payments in respect of funds held under escrow arrangements in the ordinary course of business; or (7) obligations to make payments to third party insurance underwriters in respect of premiums collected by the Issuer and the Restricted Subsidiaries in the ordinary course of business.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

“Insurance Business” means one or more aspects of the business of soliciting, administering, selling, issuing or underwriting insurance or reinsurance.

“Insurance Subsidiary” means any Subsidiary that is licensed by any Applicable Insurance Regulatory Authority to conduct, and conducts, an Insurance Business.

“Interest Payment Date” means June 1 and December 1 of each year to Stated Maturity, commencing December 1, 2016.

“Intermediate Holdings” means Realogy Intermediate Holdings LLC, a Delaware limited liability company and the parent of the Issuer, and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, security deposits and advances to customers or suppliers, advances or loans to franchisees in the ordinary course of business (whether evidenced by a note or otherwise) and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a re-designation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such re-designation, less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such re-designation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the senior management or the Board of Directors of the Issuer.

“Issue Date” means June 1, 2016, the date on which the Notes are originally issued.

“Issuer” means the party named as such in the preamble to this Indenture and its successors and not any of its Subsidiaries.

“Issuer Order” means a written request or order signed on behalf of each Issuer by an Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, and delivered to the Trustee.

“Letter of Credit Facility” shall mean the Amended and Restated Letter of Credit Facility Agreement, dated as of September 29, 2015, as further, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Holdings, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement), any lease in the nature thereof, any agreement to give a mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind and, except in connection with any Permitted Securitization Financing, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.

“Merger” means the acquisition by Affiliates of the Sponsors of the Issuer pursuant to the Merger Documents.

“Merger Documents” means the Agreement and Plan of Merger by and among Holdings, Domus Acquisition Corp. and the Issuer, dated as of December 15, 2006, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time on or prior to April 10, 2007.

“Merger Transactions” means the Merger and the transactions contemplated by the Merger Documents and borrowings made pursuant to the Credit Agreement then in existence on April 10, 2007 and the refinancing of the Existing Securitization Financings then in existence (which may have occurred prior to April 10, 2007) and, in each case, the application of the proceeds therefrom.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness that is secured by a Lien by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, and that is required (other than pursuant to Section 4.10(b)(1)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and any distributions and payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Note Guarantor (excluding the Co-Issuer).

“Note Guarantees” means any guarantee of the obligations of the Issuers under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture.

“Note Guarantor” means any Restricted Subsidiary that Incurs a Note Guarantee and its successors; provided that upon the release or discharge of such Person from its Note Guarantee with respect to the Notes in accordance with this Indenture, such Person ceases to be a Note Guarantor with respect to the Notes.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture, and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

“NRT” means NRT LLC, a Delaware limited liability company, and any successors thereto.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated May 26, 2016, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. “Officer” of Holdings or any Note Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture. “Officer’s Certificate” of Holdings or any Note Guarantor has a correlative meaning.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, Holdings or a Note Guarantor.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) advances after the Issue Date to directors, officers or employees not in excess of $50.0 million outstanding at any one time;

(7) any Investment acquired by the Issuer or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; (b) as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Hedging Obligations permitted under clause (10) of Section 4.09(b);

(9) any Investment by the Issuer or any of the Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) after the Issue Date that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of (x)

$325.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of the Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) after the Issue Date that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of (x) $400.0 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clauses (2) and (3) of the definition of “Cumulative Credit”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11(b) (except transactions described in clauses (2), (6), (7), (17) and (18) of such Section);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with Section 4.09 and Section 4.15;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials, services and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) Investments arising as a result of Permitted Securitization Financings;

(18) additional Investments after the Issue Date in joint ventures of the Issuer or any of the Restricted Subsidiaries not to exceed the greater of (x) $100.0 million at any one time outstanding and (y) 0.75% of Total Assets at the time of Incurrence (plus an amount (without duplication of amounts reflected in Consolidated Net Income) equal to any return of capital actually received in respect of Investments theretofore made pursuant to this clause (18) in the aggregate, as valued at the Fair Market Value of such Investment at the time such Investment is made); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary;

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20) any Investments in connection with the Arbitrage Programs;

(21) Investments in connection with the defeasance or discharge of the Existing Senior Unsecured Notes or the Notes (which Investments would otherwise constitute Permitted Investments);

(22) advances or loans to relocating employees of a customer in the relocation services business of the Issuer and its Restricted Subsidiaries made in the ordinary course of business; and

(23) guarantees by the Issuer or any of its Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

“Permitted Lien” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or regulatory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or similar liabilities or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and which do not in the aggregate interfere in any material respect with the ordinary course of business of such Person;

(6) (A) Liens on assets of a Non-Guarantor Subsidiary securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.09 (provided that such Lien does not extend to the property or assets of the Issuer or any Subsidiary of the Issuer other than a Non-Guarantor Subsidiary), (B) Liens securing Indebtedness permitted to be Incurred pursuant to clauses (1)(A) and (24) of Section 4.09(b) and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clauses (4) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (4) except that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender), (12), (20) (provided that such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary) or (21) of Section 4.09(b);

(7) Liens existing on the Issue Date (other than with respect to Obligations in respect of the Credit Agreement;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.09;

(11) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property granted to others in the normal course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(14) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Indenture;

(15) Liens in favor of the Issuers or any Note Guarantor;

(16) Liens in respect of Permitted Securitization Financings on all or a portion of the assets of Special Purpose Securitization Subsidiaries (including without limitation, pursuant to Uniform Commercial Code filings covering sales of accounts, chattel paper, payment intangibles, promissory notes with respect to Permitted Securitization Financings and beneficial interests therein);

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) [Reserved];

(21) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (15) and (37) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (15) and (37) of this definition at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(22) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(23) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) [Reserved];

(29) Liens securing the Arbitrage Programs and related segregated deposit and securities accounts;

(30) Liens on any property or assets of the Issuer or any Restricted Subsidiary securing Indebtedness permitted by clause (27) of Section 4.09(b); provided that such Lien (i) does not apply to any other property or asset of the Issuer or any Restricted Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset and (ii) is not created in contemplation of or in connection with such acquisition;

(31) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(32) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Indenture;

(33) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(34) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(35) other Liens securing obligations not to exceed the greater of (x) $75.0 million and (y) $1.0% of Total Assets at any one time outstanding;

(36) Liens on proceeds from Cendant Contingent Assets received by the Issuer and held in trust (or otherwise segregated or pledged) for the benefit of the other parties to the Separation and Distribution Agreement (other than Travelport Inc.) to secure the Issuer’s obligations under Section 7.9 thereof; and

(37) Liens securing Indebtedness that has a stated maturity date that is longer than the Notes permitted to be Incurred pursuant to clause (1)(B) of Section 4.09(b) so long as on a pro forma basis after giving effect to the Incurrence of such Indebtedness the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 6.00 to 1.00.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which Securitization Assets are sold, conveyed or otherwise transferred to (x) a Special Purpose Securitization Subsidiary (in the case of the Issuer or a Restricted Subsidiary of the Issuer) or (y) any other Person (in the case of a transfer by a Special Purpose Securitization Subsidiary), or Liens are granted in Securitization Assets (whether existing on the Issue Date or arising in the future); provided that (1) recourse to the Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to Standard Securitization Undertakings; (2) no property or assets of the Issuer or any other Restricted Subsidiary of the Issuer (other than a Special Purpose Securitization Subsidiary) shall be subject to such Permitted Securitization Financing other than pursuant to Standard Securitization Undertakings; (3) any material contract, agreement, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer included in the Permitted Securitization Documents with respect to such Permitted Securitization Financing shall be on terms which the Issuer reasonably believes to be not materially less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and (4) with respect to any Permitted Securitization Financing entered into after the Issue Date, senior management of the Issuer shall have determined in good faith that such Permitted Securitization Financing (including financing terms, advance rates, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Special Purpose Securitization Subsidiaries involved in such Permitted Securitization Financing. For the avoidance of doubt, the Existing Securitization Financings as in effect on the Issue Date shall be Permitted Securitization Financings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Issuer that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) a Delaware limited liability company the primary asset of which consists of Equity Interests in one or more Foreign Subsidiaries.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(f) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer or not available for general corporate purposes, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person (including the Co-Issuer) other than an Unrestricted Subsidiary of such Person; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary” (provided it continues to be a Subsidiary of such Person). Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” has the meaning given to the term “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility (described in clause (i) of the definition thereof) as in effect on April 26, 2013.

For purposes of calculating the Secured Indebtedness Leverage Ratio under this Indenture (and in contrast to the Senior Secured Credit Facility), total senior secured net debt shall include all Secured Indebtedness regardless of lien priority.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means rights to receive payments and funds under relocation contracts and related contracts, homes held for resale, receivables relating to mortgage payments, equity payments and mortgage payoffs, other related receivables, beneficial interests in such assets and assets relating thereto and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables and similar assets, made subject to a Permitted Securitization Financing, in each case related to the relocation services business.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person other than the Issuer or any Restricted Subsidiary in connection with any Permitted Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Permitted Securitization Financing to repurchase Securitization Assets as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Pari Passu Indebtedness” means:

(1) with respect to the Issuers, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and

(2) with respect to any Note Guarantor, its Note Guarantee and any Indebtedness that ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement by and among Cendant, the Issuer, Travelport Inc. and Wyndham Worldwide Corporation, dated as of July 27, 2006.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Restricted Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary to any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries as of the Issue Date or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Purpose Securitization Subsidiary” means any Restricted Subsidiary (x) party as of the Issue Date to any Existing Securitization Document or (y) (1) to which the Issuer or a Subsidiary of the Issuer transfers or otherwise conveys Securitization Assets, (2) which engages in no activities other than in connection with the receipt, management, transfer and financing of those Securitization Assets and activities incidental or related thereto, (3) none of the obligations of which are guaranteed by the Issuer or any Subsidiary of the Issuer (other than another Special Purpose Securitization Subsidiary) other than pursuant to Standard Securitization Undertakings, and (4) with respect to which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Sponsors” means (i) (x) one or more investment funds controlled by Apollo Management, L.P. and (y) Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that, in the case of clause (ii), any Apollo Sponsor (x) owns a majority of the voting power of such group and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties (and any related repurchase obligations), servicer obligations, obligations to transfer Securitization Assets, guarantees of performance and payments (other than payments of the obligations backed by the Securitization Assets or obligations of Special Purpose Securitization Subsidiaries), and covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer of a type that senior management of the Issuer has determined in good faith to be reasonably customary in securitizations and/or are reasonably similar to those in the Existing Securitization Financings.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to either Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantees.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital

Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means any distributions described in clause (12) of Section 4.07(b).

“Title Resource Group” means Title Resource Group LLC (formerly known as Cendant Settlement Services Group LLC), a Delaware limited liability company, and any successor thereto.

“Total Assets” means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2023; provided, however, that if the period from such redemption date to March 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“U.K. Documents” means the letter agreement, dated August 13, 2010, by and between Cartus Financing Limited and Lloyds TSB Bank plc and the letter agreement, dated August 23, 2013, by and between Cartus Financing Limited and Lloyds TSB Bank plc, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer (other than the Co-Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (other than the Co-Issuer) (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.07.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.09 or (2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.11(a)
“Applicable Procedures”	1.1(a) of Appendix A
“ARF”	10.07(b)
“ARSC”	10.07(a)
“Asset Sale Offer”	4.10(b)
“Authentication Order”	2.02
“Automatic Exchange”	2.3(i) of Appendix A
“Automatic Exchange Date”	2.3(i) of Appendix A
“Automatic Exchange Notice”	2.3(i) of Appendix A
“Automatic Exchange Notice Date”	2.3(i) of Appendix A
“Cartus”	10.07(a)
“CFC”	10.07(a)
“Change of Control Offer”	4.14(b)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(b)(3)
“Clearstream”	1.1(a) of Appendix A
“Co-Issuer Successor Company”	5.01(b)(1)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01

Term	Defined in Section
“Excess Proceeds”	4.10(b)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“Holdings Guarantee Blockage Notice”	12.03
“Holdings Guarantee Payment Blockage Period”	12.03
“Holdings Non-Payment Default”	12.03
“Holdings Payment Default”	12.03
“Holdings Permitted Junior Securities”	12.02(2)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Indenture Trustee”	10.07(b)(i)
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Paying Agent”	2.03
“pay its Holdings Guarantee”	12.03
“Pool Assets”	10.07(b)(ii)
“Purchase Agreement”	1.01; Definition of Apple Ridge Documents
“Purchase Date”	3.09(b)
“QIB”	1.1(a) of Appendix A
“Receivables Purchase Agreement”	1.01; Definition of Apple Ridge Documents
“Refinancing Indebtedness”	4.09(b)(14)
“Refunding Capital Stock”	4.07(b)(2)
“Registrar”	2.03
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	1.1(a) of Appendix A
“Regulation S Permanent Global Note”	2.1(b) of Appendix A
“Regulation S Temporary Global Note”	2.1(b) of Appendix A
“Restricted Note”	2.3(i) of Appendix A
“Restricted Notes Legend”	2.3(i) of Appendix A
“Restricted Payments”	4.07(a)
“Restricted Period”	1.1(a) of Appendix A
“Retired Capital Stock”	4.07(b)(2)
“Reversion Date”	4.17(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	1.1(a) of Appendix A

Term	Defined in Section
“Rule 501”	1.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Specified Merger/Transfer Transaction”	5.01(a)
“Successor Company”	5.01(a)(1)
“Successor Note Guarantor”	5.01(c)(1)
“Suspended Covenants”	4.17(a)
“Suspension Date”	4.17(a)
“Suspension Period”	4.17(b)
“Transfer”	5.01(e)
“Transfer and Servicing Agreement”	1.01; Definition of Apple Ridge Documents
“Unrestricted Note”	2.3(i) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(viii) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(ix) (1) unsecured Indebtedness shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness shall not be deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral and (3) Indebtedness that is not guaranteed shall not be deemed to be subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee; and

(x) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Initial Notes and the Trustee’s certificate of authentication and (b) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers, Holdings or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, Holdings, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer shall execute the Notes on behalf of such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee shall not be required to authenticate any Additional Notes, nor will it be liable for its refusal to authenticate any Additional Notes, if the authentication of such Additional Notes will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or may expose the Trustee to personal liability to existing Holders or others.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the

Notes (the “Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Wholly Owned Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to any one of the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.07, 3.09, 4.10, 4.14 and 9.05).

(d) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(g) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(h) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(j) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic means.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is neither of the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall upon the written request of the Issuers be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14 Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07, the Issuers shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 70 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee shall deem fair and appropriate; provided that Notes represented by Global Notes will be selected for redemption in accordance with the procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided that for purposes of this Section 3.02, Notes represented by Global Notes will be selected in accordance with the procedures of DTC.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09, the Issuers shall mail or cause to be mailed by first-class mail, postage prepaid (or electronically transmit), notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13. Except as set forth in Section 3.07, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(ix) if in connection with a redemption pursuant to Section 3.07, any condition to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(c)). The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice in a manner provided herein or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time and from time to time prior to March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a part of the Notes at a redemption price, calculated by the Issuer, equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable date of redemption (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) On or after March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

(d) Except pursuant to clauses (a) and (b) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option prior to the maturity date of the Notes.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if applicable, Senior Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Senior Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) The Issuers shall send, by first-class mail (or electronic transmission) at least 30 but not more than 60 days before the Purchase Date, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, at the option of the Issuers in accordance with Section 4.10, to holders of Senior Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or in integral multiples of $1,000 in excess thereof only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Senior Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes (and the applicable agent or trustee will select such Senior Pari Passu Indebtedness) to be purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Pari Passu Indebtedness tendered (with such adjustments as may be appropriate so that only Notes in denominations of $2,000 or in integral multiples of $1,000 in excess thereof, shall be purchased), provided that Notes represented by Global Notes shall be selected in accordance with the procedures of DTC; provided, further, that the selection of such Senior Pari Passu Indebtedness shall be made by the applicable trustee, agent or representative pursuant to the terms of such Indebtedness; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall notify the Holders of the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

For the avoidance of doubt, the Trustee shall have no duties or obligations under this Section 3.09 with respect to any Senior Pari Passu Indebtedness or to any holder, trustee, agent or representative thereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Wholly Owned Subsidiary of the Issuer, holds as of noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Subject to the preceding paragraph, the Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03 Reports and Other Information.

(a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof by posting such information on its primary website),

(1) as soon as available and in any event on or before the date on which such reports would be required to be filed with the SEC (if the Issuer were a non-accelerated filer subject to Section 13 or 15(d) of the Exchange Act), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) as soon as available and in any event on or before the date on which such reports would be required to be filed with the SEC (if the Issuer were a non-accelerated filer subject to Section 13 or 15(d) of the Exchange Act), reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act,

in each case in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer (or a direct or indirect parent of the Issuer if it otherwise meets the requirements set forth in Section 4.03(b)), has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

(b) If at any time any direct or indirect parent of the Issuer (x) is or becomes a guarantor of the Notes (there being no obligation of any parent to do so), (y) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or of any direct or indirect parent corporation of the Issuer (and performs the related incidental activities associated with such ownership) and (z) complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.03 may, at the option of the Issuer, be filed or furnished by and be those of such direct and indirect parent of the Issuer rather than the Issuer.

(c) The Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed unaudited discussion (as determined in good faith by senior management of the Issuer) of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries of the Issuer separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements under this Section 4.03 for purposes of Section 1.01(a)(4) until 120 days after the date any report hereunder is required to be filed with the SEC (or otherwise made available to Holders or the Trustee) pursuant to this Section 4.03.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Issuer stating, as to such Officer signing such certificate, that to the best of his or her knowledge, each of the Issuers has complied with each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

Section 4.05 Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers, Holdings and each of the Note Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers, Holdings and each of the Note Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any distribution on account of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer other than:

(A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuers or any Note Guarantor other than the payment, redemption, repurchase, defeasance, acquisition or retirement of:

(A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; and

(B) Indebtedness permitted under clauses (7) and (9) of Section 4.09(b); or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6), (8) and (18) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b), is less than the amount equal to the Cumulative Credit.

(b) The foregoing provisions of Section 4.07(a) shall not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuers, any direct or indirect parent of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”); and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock and if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.07(b) and not made pursuant to this clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuers or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale (or as promptly as practicable after giving any requisite notice to the Holders of such Subordinated Indebtedness) of, new Indebtedness of the Issuers or a Note Guarantor that is Incurred in accordance with Section 4.09 so long as:

(i) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired plus any tender premiums, defeasance costs or other fees and expenses incurred in connection therewith),

(ii) such new Indebtedness is subordinated to the Notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(iii) such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes, and

(iv) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that, in the case of this subclause (iv)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);

(4) a Restricted Payment to pay for the redemption, repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $60.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(i) the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date; plus

(ii) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date; less

(iii) the amount of any Restricted Payments previously made pursuant to subclauses (i) and (ii) of this second proviso of clause (4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by subclauses (i) and (ii) above in any calendar year;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of the Restricted Subsidiaries issued or Incurred in accordance with Section 4.09;

(6) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (b) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date and (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that, (x) in the case of subclauses (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to subclauses (a) and (b) of this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 0.625% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the dollar amount of Investments made pursuant to this clause (7) may be reduced by the Fair Market Value of the proceeds received by the Issuer and/or its Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with such Fair Market Value being measured at the time of such sale, disposition or other transfer without giving effect to subsequent changes in value);

(8) the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received (including, without limitation, contributions to the Issuer with the proceeds of sales of common stock of any direct or indirect parent) by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $125.0 million and (y) 1.00% of Total Assets at the time made;

(11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(12) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and the Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or the Restricted Subsidiaries are members);

(13) the payment of any Restricted Payment, if applicable:

(i) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided that for so long as such direct or indirect parent owns no assets other than cash and Cash Equivalents and the Equity Interests in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (13)(i) to be so attributable to such ownership or operation);

(ii) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness that satisfies each of the following: (i) the proceeds of which have been contributed to the Issuer or any of the Restricted Subsidiaries and (ii) that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.09; and

(iii) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses related to any equity or debt offering (including debt securities and bank loans) of such parent whether or not consummated;

(14) Restricted Payments owed by the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary to Affiliates, in each case to the extent permitted by Section 4.11;

(15) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16) purchases of receivables pursuant to a Securitization Repurchase Obligation in connection with a Permitted Securitization Financing and the payment or distribution of Securitization Fees;

(17) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock or debt securities that are convertible into, or exchangeable for, Capital Stock of any such Person;

(18) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions described under, or provisions similar to those described under Sections 4.10 and 4.14; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by Holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(19) any Restricted Payments, so long as the Consolidated Leverage Ratio is no more than 4.0 to 1.0, on a pro forma basis after giving effect to such Restricted Payment;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (6), (7), (10), (11) or (19) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) For the avoidance of doubt, payments made after the Issue Date of the Cendant Contingent Liabilities shall not be deemed Restricted Payments.

(d) The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Except as otherwise provided herein, the Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined in good faith by senior management or the Board of Directors of the Issuer.

(e) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to the Issuer or any of the Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.

(b) Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents, the Existing Senior Unsecured Notes Indentures, the Existing Senior Unsecured Notes, the Letter of Credit Facility and the guarantees thereof;

(2) this Indenture, the Notes and the Note Guarantees;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries, or the property or assets of the Person or its Subsidiaries, so acquired;

(5) contracts or agreements for the sale of assets, including restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits (including escrowed funds) or net worth imposed by customers and franchisees under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture entered into in the ordinary course of business;

(9) purchase money obligations and Capitalized Lease Obligations, in each case for property acquired or leased in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) above on the property so acquired or leased;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (3) of Section 4.08(a) above on the property subject to such lease;

(11) any encumbrance or restriction on a Special Purpose Securitization Subsidiary that, in the good faith judgment of senior management or the Board of Directors of the Issuer, is reasonably required in connection therewith; provided, however, that such restrictions apply only to Special Purpose Securitization Subsidiaries;

(12) other Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or Preferred Stock of any Non-Guarantor Subsidiary that is Incurred subsequent to the Issue Date and permitted pursuant to Section 4.09; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Issuer); or

(13) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of senior management or the Board of Directors of the Issuer, no more restrictive with respect to such encumbrances and other restrictions taken as a whole than those contained in the encumbrances or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c) For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (1) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (2) the Issuer shall not permit any of the Non-Guarantor Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Non-Guarantor Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued in each case pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $300.0 million at any one time outstanding.

(b) The limitations set forth in Section 4.09(a) shall not apply to:

(1) the Incurrence by the Issuer or the Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount at any one time outstanding, less all principal repayments of Indebtedness Incurred under this clause (1) with the Net Proceeds of Asset Sales utilized in accordance with clause 1(a) of Section 4.10(b) that permanently reduces the commitments thereunder, of: (A) $4,200.0 million and (B) an additional amount of Secured Indebtedness such that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the net proceeds therefrom, the Secured Indebtedness Leverage Ratio would not exceed 6.00 to 1.00; provided that any refinancing Indebtedness in respect of Indebtedness Incurred under this clause (B) shall only be permitted to be Incurred under clause (14) of this Section 4.09(b);

(2) the incurrence by the Issuers and the Note Guarantors of Indebtedness represented by the Notes and the Note Guarantees (other than any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries existing on the Issue Date, including the Existing Senior Unsecured Notes (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b));

(4) (A) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of the Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of the Restricted Subsidiaries and Preferred Stock issued by any Non-Guarantor Subsidiaries to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) (whether through the direct purchase of property or the Capital Stock of any Person owning such property) and (B) Acquired Indebtedness, in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (4), does not exceed $325.0 million;

(5) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or acquisition price or similar obligations, in each case Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries to finance working capital needs of the

Subsidiaries, any such Indebtedness owed to a Non-Guarantor Subsidiary is expressly subordinated (if legally permissible) in right of payment to the obligations of the Issuers under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (7);

(8) shares of Preferred Stock of a Non-Guarantor Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Non-Guarantor Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (8);

(9) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries to finance working capital needs of its Subsidiaries, if a Note Guarantor incurs such Indebtedness, and such Indebtedness is owed to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated (if legally permissible) in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (9);

(10) Hedging Obligations that are not incurred for speculative purposes and are either (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales; or (D) any combination of the foregoing;

(11) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(12) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Non-Guarantor Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and deemed Incurred pursuant to this clause (12), does not exceed $500.0 million; provided that the aggregate principal amount or liquidation preference of Indebtedness, Disqualified Stock and Preferred Stock Incurred or issued, as the case may be, under this clause (12) by Non-Guarantor Subsidiaries shall not exceed $50.0 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (12) shall cease to be deemed Incurred or outstanding for purposes of this clause (12) but shall be deemed Incurred for purposes of Section 4.09(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.09(a) without reliance upon this clause (12));

(13) any guarantee by (x) the Issuers or a Note Guarantor of Indebtedness or other obligations of the Issuer or any of the Restricted Subsidiaries, (y) a Foreign Subsidiary of Indebtedness or other obligations of another Foreign Subsidiary or (z) a Non-Guarantor Subsidiary of Indebtedness or other obligations of another Non-Guarantor Subsidiary, in each case so long as the Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of the Issuers or such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes (in the case of a guarantee by the Issuers) or to such Note Guarantor’s Note Guarantee (in the case of a guarantee by a Note Guarantor) substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable;

(14) the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or the Incurrence by a Non-Guarantor Subsidiary of Preferred Stock that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) and clauses (1)(B), (2), (3), (4), (14), (15), (19) and (20) of this Section 4.09(b)or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) remaining

Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that any Refinancing Indebtedness Incurred in reliance on this subclause (1)(y) does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);

(B)	has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or defeased and (y) 91 days following the maturity date of the Notes;

(C)	to the extent such Refinancing Indebtedness refunds, refinances or defeases (i) Indebtedness junior in right of payment to the Notes or any Note Guarantee, such Refinancing Indebtedness is junior in right of payment to the Notes or such Note Guarantee at least to the same extent as the Indebtedness being refunded, refinanced or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as the case may be;

(D)	is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premiums (including tender premiums), expenses, defeasance costs and fees Incurred in connection with such refinancing;

(F)	shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or a Restricted Subsidiary that is a Note Guarantor, or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(G)	in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (4), (19) or (20), shall be deemed to have been Incurred and to be outstanding under such clause (4), (19) or (20), as applicable, and not this clause (14) for purposes of determining amounts outstanding under such clauses (4), (19) and (20);

and provided, further, that subclauses (A) and (B) of this clause (14) shall not apply to any refunding, refinancing or defeasance of any Secured Indebtedness to the extent refinanced or defeased with the proceeds of Secured Indebtedness.

(15) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of the Restricted Subsidiaries Incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of the Restricted Subsidiaries or merged or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition, merger or amalgamation and the Incurrence of such Indebtedness either:

(1)	the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than immediately prior to such acquisition, merger or amalgamation;

(16) the Incurrence by the Issuer or the Restricted Subsidiaries of Indebtedness under the Letter of Credit Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount at any one time outstanding of $135 million;

(17) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(18) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(19) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Non-Guarantor Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not exceeding at any time outstanding 200% of the net cash proceeds received by the Issuer and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries), as determined in accordance with clauses (2) and (3) of the definition of “Cumulative Credit”, to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(20) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (20), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (20), does not exceed the greater of (x) $100.0 million at any one time outstanding and (y) 0.75% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (20) shall cease to be deemed Incurred or outstanding for purposes of this clause (20) but shall be deemed Incurred for purposes of Section 4.09(a) from and after the first date on which the Foreign Subsidiary could have Incurred such Indebtedness under Section 4.09(a), and the other provisions of this Indenture, without reliance upon this clause (20));

(21) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(22) Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess of the greater of (x) $50.0 million at any one time outstanding and (y) 0.5% of Total Assets at the time of Incurrence;

(23) Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent permitted under Section 4.07(b)(4);

(24) Indebtedness in respect of letters of credit issued under the Credit Agreement to support Contingent Obligations of the Issuer and the Restricted Subsidiaries arising under the Separation and Distribution Agreement not to exceed $75.0 million (including any refinancing thereof under the Credit Agreement);

(25) Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Issuer or any Subsidiary Incurred in the ordinary course of business or in connection with an acquisition or any other Permitted Investment;

(26) Indebtedness of the Issuer or any Restricted Subsidiary in respect of Arbitrage Programs in an aggregate principal amount not to exceed the sum of (i) $10.0 million and (ii) the aggregate amount of Permitted Investments related thereto from time to time made after the Issue Date; and

(27) Indebtedness of the Issuer or any Restricted Subsidiary assumed in connection with the acquisition of homes and related assets in the ordinary course of its relocation services business, which Indebtedness in each case exists at the time of such acquisition and is not created in contemplation of such event.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (27) above or is entitled to be Incurred pursuant to Section 4.09(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.09 and the other provisions of this Indenture; provided that (A) all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date pursuant to clause (1) above and the Issuer shall not be permitted to later reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date and (B) the Issuer shall not be permitted to later reclassify or divide all or any portion of the Indebtedness Incurred pursuant to clause (24) above. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(1) the Issuer or any of the Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by senior management or the Board of Directors of the Issuer) of the assets sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) (x) that are assumed by the transferee of any such assets and from which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing or (y) in respect of which neither the Issuer nor any Restricted Subsidiary following such Asset Sale has any obligation,

(B) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(C) any Designated Non-cash Consideration received by the Issuer or any of the Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by senior management or the Board of Directors of the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 1.50% of Total Assets and (y) $175.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for purposes of this Section 4.10(a).

(b) Within 450 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay (other than obligations in respect of a Permitted Securitization Financing) (a) Secured Indebtedness, including Indebtedness under the Credit Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Non-Guarantor Subsidiary or (c) other Senior Pari Passu Indebtedness (provided that if the Issuers or any Note Guarantor shall so reduce Obligations under unsecured Senior Pari Passu Indebtedness, the Issuers will equally and ratably reduce Obligations under the Notes as provided under Section 3.07, through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer, or

(2) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) of this Section 4.10(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary may satisfy its obligation as to any Net Proceeds by entering into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Sale. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not otherwise prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.10(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) of this Section 4.10(b), shall be deemed to have been invested within the meaning of the prior sentence whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuers shall make an offer to all Holders of Notes (and, at the option of the Issuers, to holders of any Senior Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Senior Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Senior Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Senior Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture or the agreements governing the Senior Pari Passu Indebtedness, as applicable. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $30.0 million by mailing or electronically transmitting the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Senior Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes (and such Senior Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes shall be selected (and the applicable agent or trustee shall select such Senior Pari Passu Indebtedness) to be purchased in the manner described in Section 3.09. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.11 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $60.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b) The provisions of Section 4.11(a) shall not apply to the following:

(1) transactions between or among the Issuer and/or any of the Restricted Subsidiaries and any merger of the Issuer and any direct parent of the Issuer; provided that at the time of such merger such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by Section 4.07 and the definition of “Permitted Investments”;

(3) [Reserved];

(4) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(5) [Reserved];

(6) transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a);

(7) payments or loans (or cancellation of loans) to directors, officers, employees or consultants that are approved by a majority of the Board of Directors of the Issuer in good faith;

(8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;

(9) the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any amendment thereto or similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or any such new agreement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(10) guarantees of Indebtedness of the Issuer or its Restricted Subsidiaries permitted to be Incurred pursuant to Section 4.09 by any direct or indirect parent of the Issuer;

(11) transactions with joint ventures, customers, clients, suppliers or purchasers or sellers of goods or services or equipment, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12) transactions pursuant to any Permitted Securitization Financing;

(13) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(14) the issuances of securities or the making of other payments, loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of or the entering into of, employment agreements or arrangements (including severance or termination provisions), stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(15) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12) of Section 4.07(b);

(16) any contribution to the capital of the Issuer;

(17) transactions permitted by, and complying with, the provisions of Section 5.01;

(18) transactions between the Issuer or any of the Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19) pledges of Equity Interests of Unrestricted Subsidiaries; and

(20) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.12 Liens.

The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless the Notes and, in respect of Liens on any asset or property of a Restricted Subsidiary, any Note Guarantee of such Restricted Subsidiary, are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or the Note Guarantees, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Issuer or any Restricted Subsidiary to secure the Notes or the Note Guarantees if the Lien consists of a Permitted Lien. Any Lien that is granted to secure the Notes or such Note Guarantees under this this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Note Guarantee under this Section 4.12.

Section 4.13 Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries (other than the Co-Issuer), if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Upon a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.14; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase any Notes pursuant to this Section 4.14 in the event that the Issuers have exercised their right to redeem such Notes in accordance with Section 3.07 of this Indenture. In the event that at the time of such Change of Control the terms of the Bank Indebtedness and/or other Secured

Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.14, then prior to the mailing or transmission of the notice to the Holders provided for in Section 4.14(b) but in any event within 30 days following any Change of Control, the Issuers shall (i) repay in full all Bank Indebtedness and/or such other Secured Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and/or such other Secured Indebtedness and repay the Bank Indebtedness and/or such other Secured Indebtedness of each lender who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness and/or such other Secured Indebtedness to permit the repurchase of the Notes as provided for in Section 4.14(b).

(b) Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes in accordance with Section 3.07 of this Indenture, the Issuers shall mail or electronically transmit a notice (a “Change of Control Offer”) to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase price and the repurchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically transmitted) (the “Change of Control Payment Date”);

(4) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow in order to have its Notes purchased.

The notice, if mailed or electronically transmitted in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed or electronically transmitted in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue thereof.

(c) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(d) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding clause (d) will have the status of Notes issued and outstanding.

(f) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15 Future Note Guarantors.

The Issuer shall cause each Restricted Subsidiary (other than the Co-Issuer) that is a Domestic Subsidiary (unless such Subsidiary is already a Note Guarantor, or is a Special Purpose Securitization Subsidiary, an Insurance Subsidiary, a Qualified CFC Holding Company or a Domestic Subsidiary that is a Wholly Owned Subsidiary of one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) that:

(a) guarantees any Indebtedness of the Issuers or any of the Note Guarantors on the Issue Date or at any time thereafter, or

(b) Incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clause (1) of Section 4.09(b),

to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary will become a Note Guarantor.

In addition, such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(1) such Note Guarantee has been duly executed and authorized; and

(2) such Note Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Each Note Guarantee shall be released in accordance with the provisions of Section 10.06.

Section 4.16 Limitation on Activities of the Co-Issuer.

The Co-Issuer shall not hold any material assets, be liable for any material obligations or engage in any significant business activities; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness if the Issuer is a primary obligor of such Indebtedness, the net proceeds of such Indebtedness are received by the Issuer and such Indebtedness is incurred in compliance with Section 4.09.

Section 4.17 Suspension of Certain Covenants.

(a) Following the first day (the “Suspension Date”) that:

(1) the Notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and

(2) no Default has occurred and is continuing under this Indenture,

then, beginning on that date, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.14 and 4.15 (but only with respect to any Person that is required to become a Note Guarantor after the date of the commencement of the applicable Suspension Date) and Section 5.01(a)(4) (collectively, the “Suspended Covenants”).

(b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (1) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (2) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) of this paragraph (b). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”

(c) Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Issuer may not designate any Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

(d) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (in each case, to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or Section 4.09(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(3). For purposes of Section 4.15, all Indebtedness Incurred during the Suspension Period and outstanding on the Reversion Date by any Non-Guarantor Subsidiary will be deemed to have been Incurred on the Reversion Date. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.07(a) and the items specified in clauses (1) through (7) of the definition of “Cumulative Credit” shall increase the amount available to be made as Restricted Payments under Section 4.07(a). For purposes of determining compliance with Section 4.10 on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with Section 4.10 shall be deemed to be reset to zero.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Amalgamation Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or

(B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than or equal to such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5) if the Successor Company is not the Issuer, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes, and its obligations shall continue to be in effect; and

(6) the Successor Company (if other than the Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture and if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of this Indenture.

Notwithstanding the foregoing clauses (3) and (4) of this Section 5.01(a), (a) subject to the restrictions on Note Guarantors described in Section 5.01(c), (1) any Non-Guarantor Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (2) any Note Guarantor may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or any other Note Guarantor, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and the Restricted Subsidiaries is not increased thereby (any transaction described in this sentence a “Specified Merger/Transfer Transaction”).

(b) The Co-Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Co-Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (a “Co-Issuer Successor Company”);

(2) the Co-Issuer Successor Company (if other than the Co-Issuer) expressly assumes all the obligations of the Co-Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) if the Co-Issuer Successor Company is not the Co-Issuer, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that as its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes, and its obligations will continue to be in effect; and

(4) the Co-Issuer Successor Company (if other than the Co-Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture and if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of this Indenture.

(c) Subject to the provisions of Section 10.06, each Note Guarantor shall not, and the Issuer shall not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) either (a) such Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than such Note Guarantor) expressly assumes all the obligations of such Note Guarantor under this Indenture, such Note Guarantor’s applicable Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.10;

(2) the Successor Note Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture and if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of this Indenture; and

(3) immediately after such transaction, no Default or Event of Default exists.

(d) Notwithstanding the foregoing, (1) a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and Disqualified Stock of the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or the Issuer.

(e) In addition, notwithstanding the foregoing, any Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Note Guarantor or (y) any Non-Guarantor Subsidiary; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed the greater of $625.0 million and 5.0% of Total Assets after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.

(f) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01(a), the Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes, but in the case of a lease of all or substantially all of its assets, the Issuer will not be released from the obligations to pay the principal of, interest, if any, on the Notes. Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Co-Issuer in accordance with Section 5.01(b), the Co-Issuer Successor Company (if other than the Co-Issuer) will succeed to, and be substituted for, the Co-Issuer under this Indenture and the Notes, and in such event the Co-Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes, but in the case of a lease of all or substantially all of its assets, the Co-Issuer will not be released from the obligations to pay the principal of and interest on the Notes. Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Note Guarantor in accordance with Section 5.01(c), the Successor Note Guarantor (if other than such Note Guarantor) will succeed to, and be substituted for, such Note Guarantor under this Indenture and such Note Guarantor’s Note Guarantee, and in such event such Note Guarantor will automatically be released and discharged from its obligations under this Indenture and such Note Guarantor’s Note Guarantee, but in the case of a lease of all or substantially all of its assets, the Note Guarantor will not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

(2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the Issuer or any of the Restricted Subsidiaries fails to comply with its obligations under Section 5.01,

(4) the Issuer or any of the Restricted Subsidiaries fails to comply for 60 days after the notice specified below with (a) its agreements contained in the Notes or this Indenture (other than those referred to in clauses (1), (2) or (3) of this Section 6.01(a)),

(5) the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent,

(6) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, in a proceeding in which the Issuer or any such Restricted Subsidiary that is a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary; or

(iii) orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

(iv) and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8) the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof, or

(9) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or any Note Guarantor that qualifies as a Significant Subsidiary (or one or more Note Guarantors that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Note Guarantees and such Default continues for ten days after the notice specified below.

A Default under clause (4) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (4) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 6.01(a) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) of Section 6.01(a) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

In the event of any Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

(b) Subject to Section 6.02(a), at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy under this Indenture or the Notes to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to Sections 7.01(e), 7.02(f), 7.02(k) and 7.07, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee pursuant to this Indenture or of exercising any trust or power conferred on the Trustee pursuant to this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Section 6.07 Rights of Holders of Notes to Bring Suit.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit for the payment of principal, premium, if any, and interest on its Note, on or after the respective due dates, expressed or provided for in such Note shall not be amended without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including Holdings and the Note Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out such money or property in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Issuers or to such party as a court of competent jurisdiction shall direct including Holdings or a Note Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Trustee, except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers. The Trustee shall not have any duty to inquire as to the performance of the Issuers’, Holdings’ or any Note Guarantor’s covenants herein.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and by each agent, custodian and other Person employed to act hereunder or thereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties.

(k) The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically transmit to Holders of Notes a notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and references a Default or Event of Default.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

Each of the Issuers and the Note Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Each of the Issuers and the Note Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee and their agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers, Holdings or any of the Note Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers, Holdings, any Note Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers and the Note Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Note Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers, Holdings and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes, the Holdings Guarantee and the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture including that of Holdings and the Note Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

If the Issuers exercise the Legal Defeasance, the Guarantees in effect at such time will automatically terminate.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers, Holdings and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 (solely with respect to Restricted Subsidiaries (other than the Co-Issuer)), 4.14, 4.15 and 4.16, and clause (4) of Section 5.01(a), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (solely with respect to clause (4) of Section 5.01(a)), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries (other than the Co-Issuer)), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries (other than the Co-Issuer)), 6.01(a)(8) or 6.01(a)(9) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the date of redemption, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular date of redemption;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers, Holdings or any Note Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, Holdings or a Note Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02, the Issuers, Holdings (with respect to the Holdings Guarantee or this Indenture), any Note Guarantor (with respect to its Note Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes, the Holdings Guarantee and the Note Guarantees without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(3) to comply with Section 5.01;

(4) to provide for the assumption of any Issuer’s, Holdings’ or any Note Guarantor’s obligations to the Holders under this Indenture and the Notes;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon any Issuer, Holdings or any Note Guarantor;

(7) to comply with requirements of the SEC in order to effect the qualification of this Indenture under the Trust Indenture Act;

(8) to secure the Notes, the Holdings’ Guarantee and the Note Guarantees;

(9) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to provide for the issuance of Additional Notes;

(11) to add a Note Guarantor under this Indenture;

(12) to conform the text of this Indenture, the Holdings Guarantee, the Note Guarantees or Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, Note Guarantee, the Holdings Guarantee or Notes;

(13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to make any change that does not adversely affect the rights of any Holder in any material respect; or

(15) to confirm and evidence the release, termination or discharge of a Note Guarantee in accordance with the terms of this Indenture.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or any amendment or supplement to the Holdings Guarantee and the Note Guarantees, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuers, Holdings and the Note Guarantors in the execution of any amended or supplemental indenture or any amendment or supplement to the Holdings Guarantee and the Note Guarantees, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or any amendment or supplement to the Holdings Guarantee and the Note Guarantees, in each case, that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, Holdings (with respect to the Holdings Guarantee or this Indenture), any Note Guarantor (with respect to its Note Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, any Note Guarantee, the Holdings Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02 and 6.04, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Holdings Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Sections 2.08 and 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer, the Note Guarantors and Holdings in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail or electronically transmit to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail or electronically transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any such Note, reduce the premium payable upon redemption or repurchase of any Note or change the time at which any Note may be redeemed under Section 3.07 (other than the notice periods relating to an optional redemption of the Notes, so long as such notice periods comply with DTC’s procedures);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of, premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Note Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) amend Section 6.07 hereof;

(9) expressly subordinate the Notes or any Note Guarantees to any other Indebtedness of the Issuers or any Note Guarantor; or

(10) except as expressly permitted by this Indenture, modify the Note Guarantees of any Significant Subsidiary or the Note Guarantees or any group of Restricted Subsidiaries that, taken together as of the date of the amendment or waiver, would constitute a Significant Subsidiary in any manner adverse to the Holders of the Notes.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver to this Indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver to this Indenture until their respective Board of Directors approves it. In executing any amendment, supplement or waiver to this Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers, Holdings and any Note Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.02).

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Note Guarantees.

Subject to this Article 10, each of the Note Guarantors hereby, jointly and severally with each other Note Guarantor and with Holdings, irrevocably and unconditionally guarantees, on a senior unsecured basis (Holdings on an unsecured senior subordinated basis), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest, on the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Note Guarantor, together with Holdings as described in Article 11, shall be jointly and severally, obligated to pay the same immediately. Each Note Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Note Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Holdings Guarantee, any Note Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Note Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee, as the case may be, shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Note Guarantor also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, Holdings, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder and this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor further agrees that, as between the Note Guarantors and Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor or Holdings so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the guaranteed obligations;

(2) subject to Section 10.06(a), be binding upon each such Note Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuers, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’, Holdings’ or any other Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Note Guarantor shall be a general senior unsecured obligation of such Note Guarantor and shall be pari passu in right of payment with all existing and future Senior Pari Passu Indebtedness of such Note Guarantor, if any.

Each payment to be made by a Note Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Liability.

Each Note Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, Holdings and the Note Guarantors hereby irrevocably agree that the obligations of each Note Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor or Holdings in respect of the obligations of such other Note Guarantor under this Article 10 or Holdings under Article 11, result in the obligations of such Note Guarantor under the Note Guarantee not being voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Note Guarantor and Holdings in an amount equal to such other Note Guarantor’s or Holdings’ pro rata portion of such payment based on the respective net assets of all the Note Guarantors and Holdings at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

To evidence its Note Guarantee set forth in Section 10.01, each Note Guarantor hereby agrees that this Indenture shall be executed on behalf of such Note Guarantor by its Chairman, President, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Note Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, such Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Note Guarantors.

If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Note Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by such Note Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, none of the Note Guarantors shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release.

(a) A Note Guarantee by a Note Guarantor under this Indenture and the Notes shall be automatically and unconditionally released and discharged, and no further action by such Note Guarantor, the Issuers, Holdings or the Trustee is required for the release of such Note Guarantor’s Note Guarantee, upon:

(1) (A) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), of the applicable Note Guarantor if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture;

(B) the Issuer designating such Note Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.07 and the definition of “Unrestricted Subsidiary”;

(C) the release or discharge of such Restricted Subsidiary from (x) its guarantee of Indebtedness under the Credit Agreement (including by reason of the termination of the Credit Agreement) and/or (y) the guarantee of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock (except in each case a discharge or release by or as a result of payment under such guarantee) that resulted in the obligation to guarantee the Notes, in the case of each of clauses (x) and (y), if such Note Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture; provided that if such Person has incurred any Indebtedness or issued any Disqualified Stock in reliance on its status as a Note Guarantor under Section 4.09, such Note Guarantor’s obligations under such Indebtedness or Disqualified Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred under Section 4.09; or

(D) the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2) in the case of clause (1)(A) above, the release of such Note Guarantor from its guarantee, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary.

In addition, a Note Guarantee will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other Indebtedness secured by the collateral securing such Bank Indebtedness with lien priority ranking equally with such Bank Indebtedness or other exercise of remedies in respect thereof.

Section 10.07 Securitization Acknowledgement.

(a) For purposes of this Section 10.07, capitalized terms used herein and not otherwise defined herein (unless there shall be a conflict between a term used in this Section 10.07(a) and a term used elsewhere in this Indenture, in which case the term as defined in this Section 10.07(a) shall control solely for purposes of this Section 10.07(a)) shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, or, if not defined therein, as assigned to such terms in the Purchase Agreement or the Receivables Purchase Agreement referred to therein. Subsequent references in this Section 10.07(a) to Apple Ridge Services Corporation (“ARSC”), Cartus Corporation (“Cartus”) and Cartus Financial

Corporation (“CFC”) below shall mean and be references to such corporations as they existed as of the Issue Date but shall also include references to any limited liability companies which succeed to the assets and liabilities of such companies in connection with a conversion of any such corporation into a limited liability company.

(b) Holders by their acceptance of Notes entitled to the benefits of this Indenture acknowledge and agree, as follows (which acknowledgement and agreement are part of the consideration for the issuance of the Notes):

(i) Each Holder hereby acknowledges that (A) CFC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Cartus Purchased Assets (originally referred to as CMSC Purchased Assets) from Cartus pursuant to the Purchase Agreement, making Equity Payments, Equity Loans, Mortgage Payoffs and Mortgage Payments to or on behalf of employees or otherwise purchasing Homes in connection with the Pool Relocation Management Agreements, funding such activities through the sale of CFC Receivables (originally referred to as CMF Receivables) to ARSC, and such other activities as it deems necessary or appropriate in connection therewith, (B) ARSC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing from CFC all CFC Receivables acquired by CFC from Cartus or otherwise originated by CFC, funding such acquisitions through the sale of the CFC Receivables to Apple Ridge Funding LLC (“ARF”) and such other activities as it deems necessary or appropriate to carry out such activities, and (C) ARF is a limited purpose limited liability company whose activities are limited in its limited liability company agreement to purchasing the Pool Receivables from ARSC, funding such acquisitions through the issuance of the Notes, pledging such Pool Receivables to The Bank of New York Mellon (formerly known as The Bank of New York) (the “Indenture Trustee”) and such other activities as it deems necessary or appropriate to carry out such activities.

(ii) Each Holder hereby acknowledges and agrees that (A) the foregoing transfers are intended to be true and absolute sales as a result of which Cartus has no right, title and interest in and to any of the Cartus Purchased Assets, any Homes acquired by CFC in connection therewith or any CFC Receivables, including any Related Property relating thereto, any proceeds thereof or earnings thereon (collectively, the “Pool Assets”), (B) none of CFC, ARSC or ARF is a Loan Party, (C) such Holder is not a creditor of, and has no recourse to, CFC, ARSC or ARF pursuant to the Credit Agreement or any other Loan Document, and (D) such Holder has no lien on or claim, contractual or otherwise, arising under the Credit Agreement or any other Loan Document to the Pool Assets (whether now existing or hereafter acquired and whether tangible or intangible); provided that nothing herein shall limit any rights the Secured Parties may have to any proceeds or earnings which are transferred from time to time to Cartus by CFC, ARSC or ARF.

(iii) No Holder will institute against or join any other person in instituting against CFC, ARSC or ARF any insolvency proceeding, or solicit, join in soliciting, cooperate with or encourage any motion in support of, any insolvency proceeding involving CFC, ARSC or ARF until one year and one day after the payment in full of all Notes; provided that the foregoing shall not limit the right of any Holder to file any claim in or otherwise take any action (not inconsistent with the provisions of this Section 10.07(a)) permitted or required by applicable law with respect to any insolvency proceeding instituted against CFC, ARSC or ARF by any other person.

(iv) Without limiting the foregoing, in the event of any voluntary or involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law involving Cartus, CFC, ARSC, ARF or any other Affiliates of Cartus as debtor, or otherwise, the Secured Parties agree that if, notwithstanding the intent of the parties, Cartus is found to have a property interest in the Pool Assets, then, in such event, CFC and its assigns, including the Indenture Trustee, shall have a first and prior claim to the Pool Assets, and any claim or rights the Secured Parties may have to the Pool Assets, contractual or otherwise, shall be subject to the prior claims of this Indenture Trustee and the Noteholders until all amounts owing under this Indenture shall have been paid in full, and the Secured Parties agree to turn over to this Indenture Trustee any amounts received contrary to the provisions of this clause (iv).

(v) Each Holder hereby covenants and agrees that it will not agree to any amendment, supplement or other modification of this Section 10.07(a) without the prior written consent of the Indenture Trustee. Each Holder further agrees that the provisions of this Section 10.07(a) are made for the benefit of, and may be relied upon and enforced by, the Indenture Trustee and that the Indenture Trustee shall be a third party beneficiary of this Section 10.07(a).

ARTICLE 11

HOLDINGS GUARANTEE

Section 11.01 Holdings Guarantee.

Subject to this Article 11, Holdings hereby, jointly and severally with the Note Guarantors, irrevocably and unconditionally guarantees, on an unsecured senior subordinated basis (the Note Guarantors on a senior unsecured basis), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest and premium on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, together with the Note Guarantors as described in Article 10, shall be jointly and severally obligated to pay the same immediately. Holdings agrees that this is a guarantee of payment and not a guarantee of collection.

Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Holdings Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Holdings also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, Holdings, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Holdings Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Holdings further agrees that, as between Holdings and the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Holdings Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purpose of this Holdings Guarantee. Holdings shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

This Holdings Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the applicable guaranteed obligations;

(2) subject to Section 11.06, be binding upon Holdings and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

This Holdings Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuers, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of this Holdings Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Holdings Guarantee shall be a general unsecured senior subordinated obligation of Holdings and shall be subordinated in right of payment to all existing and future Holdings Senior Indebtedness, if any.

Each payment to be made by Holdings in respect of its Holdings Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Limitation on Holdings Liability.

Holdings, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Holdings Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Holdings Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, the Note Guarantors and Holdings hereby irrevocably agree that the obligations of Holdings shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Holdings that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any of the Note Guarantors in respect of the obligations of Holdings under this Article 11 or the Note Guarantors under Article 10, result in the obligations of Holdings under this Holdings Guarantee not being voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If Holdings makes a payment under this Holdings Guarantee, then Holdings shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each Note Guarantor in an amount equal to such Note Guarantor’s pro rata portion of such payment based on the respective net assets of Holdings and each of the Note Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery.

To evidence the Holdings Guarantee set forth in Section 11.01, Holdings hereby agrees that this Indenture shall be executed on behalf of Holdings by its Chairman, President, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, one of its Vice Presidents or one of its Assistant Vice Presidents.

Holdings hereby agrees that the Holdings Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Holdings Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Holdings Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Holdings Guarantee set forth in this Indenture on behalf of Holdings.

Section 11.04 Subrogation.

Holdings shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by Holdings pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, Holdings shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 11.05 Benefits Acknowledged.

Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Holdings Guarantee are knowingly made in contemplation of such benefits.

Section 11.06 Release of Holdings Guarantee.

This Holdings Guarantee shall be automatically and unconditionally released and discharged, and no further action by Holdings, the Issuers, the Note Guarantors or the Trustee is required for the release of this Holdings Guarantee, upon:

(a) the Issuer ceasing to be a Subsidiary of Holdings; provided that any such transaction occurs in compliance with this Indenture; or

(b) the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture.

ARTICLE 12

SUBORDINATION OF HOLDINGS GUARANTEE

Section 12.01 Agreement To Subordinate.

Holdings agrees, and each Holder by accepting a Note agrees, that the obligations of Holdings under its Holdings Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all future Holdings Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Holdings Senior Indebtedness. Holdings’ obligations under its Holdings Guarantee shall in all respects rank pari passu in right of payment with all existing and future Holdings Pari Passu Indebtedness and will be senior in right of payment to all existing and future Holdings Subordinated Indebtedness; and only Indebtedness of Holdings that is Holdings Senior Indebtedness shall rank senior to the obligations of Holdings under its Holdings Guarantee in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12.

Section 12.02 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of Holdings to creditors upon a total or partial liquidation or a total or partial dissolution of Holdings or in a reorganization of or similar proceeding relating to Holdings or its property:

(1) the holders of Holdings Senior Indebtedness shall be entitled to receive payment in full in cash of such Holdings Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Holdings Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment; and

(2) until the Holdings Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Article 12 shall be made to holders of such Holdings Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain (x) so long as the Holders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the Holdings Senior Indebtedness, shares of stock and any debt securities that are subordinated to Holdings Senior Indebtedness to at least the same extent as the Holdings Guarantee (such stock and debt securities referred to herein as “Holdings Permitted Junior Securities”) and (y) payments or deposits made pursuant to Article 8 or Article 13 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and

(3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.

Section 12.03 Default on Holdings Senior Indebtedness.

Holdings shall not make any payment pursuant to its Holdings Guarantee (or pay any other Obligations relating to its Holdings Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its Holdings Guarantee”) (except that Holders of the Notes may receive and retain (x) Holdings Permitted Junior Securities and (y) payments or deposits made pursuant to Article 8 or Article 13), if either of the following occurs (a “Holdings Payment Default”):

(1) a default in the payment of the principal of, premium, if any, or interest on any Holdings Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Holdings Senior Indebtedness is not paid when due, or

(2) any other default on Holdings Senior Indebtedness occurs and the maturity of such Holdings Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the Holdings Payment Default has been cured or waived and any such acceleration has been rescinded or such Holdings Senior Indebtedness has been paid in full in cash; provided, however, that Holdings shall be entitled to pay its Holdings Guarantee without regard to the foregoing if Holdings and the Trustee receive written notice approving such payment from the Holdings Representatives of all Holdings Senior Indebtedness with respect to which the Holdings Payment Default has occurred and is continuing.

During the continuance of any default (other than a Holdings Payment Default) (a “Holdings Non-Payment Default”) with respect to any Holdings Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Holdings shall not pay its Holdings Guarantee (except in the form of Holdings Permitted Junior Securities) for a period (a “Holdings Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to Holdings and the Issuers) of written notice (a “Holdings Guarantee Blockage Notice”) of such Holdings Non-Payment Default from the Holdings Representative of such Holdings Senior Indebtedness specifying an election to effect a Holdings Guarantee Payment Blockage Period and ending 179 days thereafter unless earlier terminated as provided below. The Holdings Guarantee Payment Blockage Period shall end earlier if such Holdings Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, Holdings and the Issuers from the Person or Persons who gave such Holdings Guarantee Blockage Notice; (ii) because the default giving rise to such Holdings Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Holdings Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 12.03 and Section 12.02), unless the holders of such Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness shall have accelerated the maturity of such Holdings Senior Indebtedness or a Holdings Payment Default exists, Holdings shall be permitted to resume paying its Holdings Guarantee after the end of such Holdings Guarantee Payment

Blockage Period. Holdings shall not be subject to more than one Holdings Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Holdings Senior Indebtedness during such period. However, in no event shall the total number of days during which any Holdings Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Holdings Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Holdings Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Holdings Guarantee Blockage Notice, that, in either case, would give rise to a Holdings Non-Payment Default pursuant to any provisions of the Holdings Senior Indebtedness under which a Holdings Non-Payment Default previously existed or was continuing shall constitute a new Holdings Non-Payment Default for this purpose).

Section 12.04 Demand for Payment.

If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on Holdings pursuant to Article 11, the Issuers, the Trustee or Holdings shall promptly notify the holders of the Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 12. If any Holdings Senior Indebtedness is outstanding, Holdings may not pay its Holdings Guarantee until five Business Days after the Holdings Representatives of all such Holdings Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Holdings Guarantee only if this Indenture otherwise permits payment at that time.

Section 12.05 When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.

Section 12.06 Subrogation.

After all Holdings Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Holdings Senior Indebtedness to receive distributions applicable to such Holdings Senior Indebtedness. A distribution made under this Article 12 to holders of such Holdings Senior Indebtedness which otherwise would have been made to Holders is not, as between Holdings and Holders, a payment by Holdings on such Holdings Senior Indebtedness.

Section 12.07 Relative Rights.

This Article 12 defines the relative rights of Holders and holders of Holdings Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between Holdings and Holders, the obligation of Holdings, which is absolute and unconditional, to make payments under its Holdings Guarantee in accordance with its terms;

(2) prevent the Trustee or any Holder from exercising its available remedies upon a default by Holdings under its obligations with respect to its Holdings Guarantee, subject to the rights of holders of Holdings Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Holdings Senior Indebtedness as set forth herein; or

(3) affect the relative rights of Holders and creditors of Holdings other than their rights in relation to holders of Holdings Senior Indebtedness.

Section 12.08 Subordination May Not Be Impaired by Holdings.

No right of any holder of Holdings Senior Indebtedness to enforce the subordination of the obligations of Holdings under its Holdings Guarantee shall be impaired by any act or failure to act by Holdings or by its failure to comply with this Indenture.

Section 12.09 Rights of Trustee and Paying Agent.

Notwithstanding Section 12.03, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the Corporate Trust Office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 12; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, and interest, the redemption price or the Change of Control Payment, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 12.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Holdings, a Holdings Representative, a holder of Holdings Senior Indebtedness or any trustee of or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of Holdings Senior Indebtedness has a Holdings Representative, only the Holdings Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Holdings Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Holdings Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Holdings Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

Section 12.10 Distribution or Notice to Holdings Representative.

Whenever a distribution is to be made or a notice given to holders of Holdings Senior Indebtedness the distribution may be made and the notice given to their Holdings Representative (if any).

Section 12.11 Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure of Holdings to make a payment pursuant to the Holdings Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by Holdings under the Holdings Guarantee. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on Holdings pursuant to Article 11.

Section 12.12 Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 13 shall not be subordinated to the prior payment of any Holdings Senior Indebtedness or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to Holdings or any holder of Holdings Senior Indebtedness or any other creditor of Holdings; provided that the subordination provisions of this Article 12 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 13, as the case may be.

Section 12.13 Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Holdings Representatives of Holdings Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Holdings Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Holdings Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Holdings Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.14 Trustee To Effectuate Subordination.

A Holder by its acceptance of a Note agrees to be bound by this Article 12 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Holdings Senior Indebtedness as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.15 Trustee Not Fiduciary for Holders of Holdings Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Holdings Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or Holdings or any other Person, money or assets to which any holders of Holdings Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

Section 12.16 Reliance by Holders of Holdings Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Holdings Senior Indebtedness whether such Holdings Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Holdings Senior Indebtedness and such holder of such Holdings Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Holdings Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Holdings Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Holdings Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Holdings Senior Indebtedness, or otherwise amend or supplement in any manner Holdings Senior Indebtedness, or any instrument evidencing the same or any agreement under which Holdings Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Holdings Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Holdings Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of transfer or exchange of Notes, as expressly provided for in this Indenture, including those under Section 8.02) as to all outstanding Notes when either: (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or (ii) all Notes (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar Government Obligations, or a combination thereof, in such amounts as will be sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Dollar-denominated Government Obligations have been so deposited) without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and accrued interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuers, Holdings and/or the Note Guarantors have paid or caused to be paid all other sums payable under this Indenture; and

(c) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to sub-clause (ii) of clause (a) of this Section 13.01, the provisions of Section 13.02 and Section 8.06 shall survive.

Section 13.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s, Holdings’ and any Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuer has made any payment of principal of, premium, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01 Notices.

Any notice or communication by the Issuers, Holdings, any Note Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ addresses:

If to the Issuers, Holdings and/or any Note Guarantor:

c/o Realogy Corporation

175 Park Avenue

Madison, New Jersey 07940

Fax No.: (973) 407-7004

Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Fax No.: (412) 234-7535

Attention: Corporate Trust Administration

The Issuers, Holdings, any Note Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or by other electronic means or such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

Section 14.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers, Holdings or any of the Note Guarantors to the Trustee to take any action under this Indenture, the Issuers, Holdings or such Note Guarantor, as the case may be, shall furnish to the Trustee:

(i) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(iii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iv) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(v) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator or holder of any Equity Interest of the Issuers, Holdings or any Note Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers, Holdings or the Note Guarantors under the Notes, the Holdings Guarantee, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.06 Governing Law.

THIS INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.07 Waiver of Jury Trial.

EACH OF THE ISSUERS, HOLDINGS, THE NOTE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.08 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 14.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries, Holdings or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10 Successors.

All agreements of each Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of Holdings and each Note Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 and Section 11.06.

Section 14.11 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14 FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) upon reasonable written request of The Bank of New York Mellon Trust Company, N.A. to use commercially reasonable efforts to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, and (ii) that The Bank of New York Mellon Trust Company, N.A. may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by Applicable Laws from payments hereunder without any liability therefor. The terms of this Section 14.14 shall survive the termination of this Indenture.

Section 14.15 Inapplicability of the Trust Indenture Act.

No provisions of the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “Trust Indenture Act”) are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the Trust Indenture Act have such meanings for purposes of this Indenture

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first set forth above.

REALOGY GROUP LLC, as Issuer

By	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

REALOGY CO-ISSUER CORP., as Co-Issuer

By	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President and Treasurer

REALOGY HOLDINGS CORP., as Holdings

By	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

CASTLE INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

[Signature Page to Indenture]

CARTUS ASSET RECOVERY CORPORATION
CARTUS CORPORATION
MID-ATLANTIC SETTLEMENT SERVICES LLC
TRG MARYLAND HOLDINGS LLC

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President & Treasurer

[Signature Page to Indenture]

AMERICAN TITLE COMPANY OF HOUSTON
BURNET TITLE HOLDING LLC
BURNET TITLE LLC
CASE TITLE COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
KEYSTONE CLOSING SERVICES LLC
LAKECREST TITLE, LLC
MARKET STREET SETTLEMENT GROUP LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TEXAS AMERICAN TITLE COMPANY
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TRG SETTLEMENT SERVICES, LLP

By:	/s/ Thomas N. Rispoli
Name:	Thomas N. Rispoli
Title:	Chief Financial Officer

[Signature Page to Indenture]

BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
BETTER HOMES AND GARDENS REAL ESTATE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
ZIPREALTY LLC

By:	/s/ Andrew G. Napurano
Name:	Andrew G. Napurano
Title:	Chief Finance & Strategy Officer

[Signature Page to Indenture]

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
CDRE TM LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
CORCORAN GROUP LLC
HFS.COM CONNECTICUT REAL ESTATE LLC
HFS.COM REAL ESTATE INCORPORATED
HFS.COM REAL ESTATE LLC
HFS LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
MARTHA TURNER PROPERTIES, L.P.
MARTHA TURNER SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY LLC
MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Signature Page to Indenture]

NRT CAROLINAS LLC
NRT CAROLINAS REFERRAL NETWORK LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC
NRT FLORIDA LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PHILADELPHIA LLC
NRT PITTSBURGH LLC
NRT PROPERTY MANAGEMENT ARIZONA LLC
NRT PROPERTY MANAGEMENT ATLANTA LLC
NRT PROPERTY MANAGEMENT CALIFORNIA, INC.
NRT PROPERTY MANAGEMENT DC LLC
NRT PROPERTY MANAGEMENT DELAWARE LLC
NRT PROPERTY MANAGEMENT FLORIDA LLC
NRT PROPERTY MANAGEMENT GEORGIA LLC
NRT PROPERTY MANAGEMENT MARYLAND LLC
NRT PROPERTY MANAGEMENT MINNESOTA LLC
NRT PROPERTY MANAGEMENT NEW JERSEY LLC

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Signature Page to Indenture]

NRT PROPERTY MANAGEMENT PENNSYLVANIA LLC
NRT PROPERTY MANAGEMENT SOUTH CAROLINA LLC
NRT PROPERTY MANAGEMENT TEXAS LLC
NRT PROPERTY MANAGEMENT VIRGINIA LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT RENTAL MANAGEMENT SOLUTIONS LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT WEST, INC.
NRT ZIPREALTY LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
SOTHEBY’S INTERNATIONAL REALTY, INC.
THE SUNSHINE GROUP, LTD.
ZIPREALTY CALIFORNIA, INC.

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

[Signature Page to Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES

AND ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, (b) the date of issuance with respect to any such Initial Notes, and (c) the date of issuance with respect to any such Additional Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Automatic Exchange”	2.3(i)
“Automatic Exchange Date”	2.3(i)
“Automatic Exchange Notice”	2.3(i)
“Automatic Exchange Notice Date”	2.3(i)
“Global Note”	2.1(b)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Permanent Global Note”	2.1(b)
“Regulation S Temporary Global Note”	2.1(b)
“Restricted Note”	2.3(i)
“Rule 144A Global Note”	2.1(b)
“Unrestricted Note”	2.3(i)

Section 2.1 Form and Dating.

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuers to the Initial Purchasers and (ii) resold initially only to (1) QIBs in reliance on Section 144A and (2) Persons other than U.S. Persons (as defined in Regulation S). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, which shall be registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Temporary Global Note” and together with the Regulation S Permanent Global Note (identified below) the “Regulation S Global Note”), without interest coupons and bearing the Global Notes Legend, the Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to non-U.S. Persons subsequent to the initial distribution. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the

Appendix-2

Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Temporary Global Note and the Regulation S Permanent Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

The Restricted Period shall be terminated upon certification in form reasonably satisfactory to the Trustee, if required, that beneficial ownership interests in the Regulation S Temporary Global Note are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Restricted Notes Legend, all as contemplated by this Appendix A).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Global Note (the “Regulation S Permanent Global Note”) pursuant to the Applicable Procedures of the Depositary. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Clearstream.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuers signed by one Officer of each Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as

Appendix-3

between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon an Issuer Order (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $500,000,000, (b) subject to the terms of this Indenture, Additional Notes, and (c) upon an Automatic Exchange, Unrestricted Notes. Such Issuer Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act

Appendix-4

or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth in Exhibit B) and (y) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuers shall issue and the Trustee shall authenticate, upon an Issuer Order, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form

Appendix-5

provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule

Appendix-6

144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Notes Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER REGULATION D (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] (THE “RESALE TERMINATION DATE”) OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED

Appendix-7

INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT

Appendix-8

FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) [Reserved].

(iv) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

Appendix-9

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix-10

(i) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note or in a Definitive Note bearing the Restricted Notes Legend (a “Restricted Note”) may be automatically exchanged into beneficial interests in a Global Note or Definitive Note, as applicable, not bearing the Restricted Notes Legend (an “Unrestricted Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after the later of (A) with respect to the Initial Notes, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a business day, on the next succeeding business day (the “Automatic Exchange Date”). Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuers may, but shall not be obligated to, pursuant to the Applicable Procedures (i) provide written notice to DTC at least 15 calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuers shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (x) the Automatic Exchange Date, (y) the CUSIP number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuers, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. Upon receipt by the Trustee of an Officer’s Certificate of the Issuers setting forth the information to be stated in such Automatic Exchange Notice, which Officer’s Certificate must be received by the Trustee, on no less than five calendar days prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuers’ name and at the Issuers’ expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.3(i), during the 15-day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(i) shall be permitted without the prior written consent of the Issuers. As a condition to any Automatic Exchange, the Issuers shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and Opinion of Counsel in form reasonably acceptable to the Trustee, each to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment

Appendix-11

made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Issuers shall also provide written notice to the Holder of Restricted Notes that are Definitive Notes at least 15 calendar days prior to the Automatic Exchange Date offering to exchange all of such Definitive Notes for Unrestricted Notes which shall include information similar to the notice provided to Holders of Global Notes under clause (ii) above and upon request of such Holder of Definitive Notes shall follow the procedures set forth above for exchanging such Definitive Notes for Definitive Notes that are not Restricted Notes. The Restricted Notes from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Notes under this Indenture; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuers will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix-12

Exhibit A

[FORM OF FACE OF INITIAL NOTE]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER REGULATION D (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE

ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] (THE “RESALE TERMINATION DATE”) OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Temporary Regulation S Global Notes Legend]

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A

TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP [                    ]

ISIN [                    ]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.875% Senior Notes due 2023

[            ], 20[    ]

No.	Principal Amount [$ ][, as revised by the Schedule of Exchanges of Interests in Global Security attached hereto][1]

REALOGY GROUP LLC

REALOGY CO-ISSUER CORP.

promise to pay to [CEDE & CO.]1 or registered assigns, [the principal sum of [            ] United States Dollars, revised by the Schedule of Exchanges of Interests in Global Security attached hereto,]1 [[            ] United States Dollars]2 on June 1, 2023.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

[1]	Insert in Global Notes
[2]	Insert in Definitive Notes

IN WITNESS HEREOF, each Issuer has caused this instrument to be duly executed as of the date first set forth above.

REALOGY GROUP LLC

By:
Name:
Title:

REALOGY CO-ISSUER CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF BACK OF INITIAL NOTE]

4.875% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Realogy Group LLC, a Delaware limited liability company, and Realogy Co-Issuer Corp., a Florida corporation, promise to pay interest on the principal amount of this Note at 4.875% per annum from [    ] until maturity. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be [    ]. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Wholly Owned Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of June 1, 2016 (the “Indenture”), among Realogy Group LLC, Realogy Co-Issuer Corp., Realogy Holdings Corp., the Note Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as its 4.875% Senior Notes due 2023. The Issuers shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the

Indenture. The Notes and Additional Notes shall be treated as a single class of securities for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described under clauses (b) and (c) below, the Notes will not be redeemable at the Issuers’ option before the maturity date of the Notes.

(b) At any time and from time to time prior to March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a part of the Notes at a redemption price, calculated by the Issuer, equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable date of redemption (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) On or after March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e) Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.09 of the Indenture, notice of redemption will be mailed by first class mail, postage prepaid (or electronically transmitted), at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due of the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within ten Business Days after the date that Excess Proceeds exceed $30.0 million, the Issuers shall commence an offer to all Holders of the Notes (and at the option of the Issuers to the holders of any Senior Pari Passu Indebtedness) (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes (and such Senior Pari Passu Indebtedness) that is a minimum of $2,000 or an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Senior Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Senior Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the agreements governing the Senior Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes (and such Senior Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (and such Senior Pari Passu Indebtedness) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and the applicable agent or trustee shall select such Senior Pari Passu Indebtedness) to be purchased on a pro rata basis, by lot or by such other method as Trustee shall deem fair and appropriate (and in a manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be purchased. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. SUBORDINATION. The Holdings Guarantee is subordinated to Holdings Senior Indebtedness on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Holdings Senior Indebtedness must be paid before the Holdings Guarantee may be paid. The Issuers agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorize the Trustee to give effect thereto and appoint the Trustee as attorney-in-fact for such purpose.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Holdings Guarantee, the Note Guarantees and the Notes, may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the then outstanding Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of the Issuer, the principal of, premium, if any, and interest on all the then outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders may not enforce the Indenture, the Notes, the Holdings Guarantee or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power pursuant to the Indenture or the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in their interest. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided that subject to Section 6.02 of the Indenture, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required to deliver to the Trustee, within 30 days after the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE AND THE NOTE GUARANTEES.

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

c/o Realogy Group LLC

175 Park Avenue

Madison, New Jersey 07940

Fax No.: (973) 407-7004

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers or any Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(6)	☐	inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10         [    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL SECURITY*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Realogy Group LLC

Realogy Co-Issuer Corp.

175 Park Avenue

Madison, New Jersey 07940

Fax No.: (973) 407-7004

Attention: General Counsel

In care of

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Fax No.: (412) 234-7535

Attention: Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of [            ] principal amount of the 4.875% Senior Notes due 2023 (the “Notes”) of Realogy Group LLC and Realogy Co-Issuer Corp. (the “Issuers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture, dated as of June 1, 2016, among the Issuers, Realogy Holdings Corp., the Note Guarantors (as defined therein) listed on the signature pages thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the original issue date of the Notes, the original issue date of the issuance of any Additional Notes and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor of such Notes) (the “Resale Restriction Termination Date”) only (a) to the Issuers or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person or entity we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

TRANSFEREE:	,

by:

C-2

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE NOTE GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                              (the “Guaranteeing Subsidiary”), a subsidiary of Realogy Group LLC, a Delaware limited liability company (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuers, Holdings and the Note Guarantors (each as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 1, 2016, providing for the issuance of an unlimited aggregate principal amount of 4.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Issuer is required to cause the Guaranteeing Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with Holdings and all Note Guarantors named in the Indenture or any supplemental indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest, on the Notes and all other monetary obligations of the Issuers under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, each Note Guarantor and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

Annex A-1

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture, the Holdings Guarantee or any other Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Note Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, Holdings, the Note Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Note Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from Holdings or any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any other Note Guarantor in respect of the obligations of Holdings or such other Note Guarantor under Article 10 or Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Note Guarantee will not be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(j) This Note Guarantee shall be a continuing guarantee and shall (1) remain in full force and effect until payment in full of all the applicable obligations guaranteed hereby; (2) subject to Section 10.06 of the Indenture, be binding upon the Guaranteeing Subsidiary and its successors; and (3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

(k) This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuers, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(l) In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m) This Note Guarantee shall be a general senior unsecured obligation of such Guaranteeing Subsidiary, ranking senior to all existing and future Subordinated Indebtedness of the Guaranteeing Subsidiary, if any, and pari passu with all existing and future Senior Pari Passu Indebtedness of the Guaranteeing Subsidiary, if any.

(n) Each payment to be made by the Guaranteeing Subsidiary in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not, and the Issuer will not permit the Guaranteeing Subsidiary to, consolidate, amalgamate or merge with or into or wind up into (whether or not the Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (a) such Guaranteeing Subsidiary is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than the Guaranteeing Subsidiary) expressly assumes all the obligations of the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s applicable Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.10 of the Indenture;

(ii) the Successor Note Guarantor (if other than the Guaranteeing Subsidiary) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with the Indenture and if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture; and

(iii) immediately after such transaction, no Default or Event of Default exists.

(b) Except as otherwise provided in the Indenture, the Successor Note Guarantor (if other than the Guaranteeing Subsidiary) will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s applicable Note Guarantee, and the Guaranteeing Subsidiary will automatically be released and discharged from its obligations under the Indenture and the Guaranteeing Subsidiary’s applicable Note Guarantee, but in the case of a lease of all or substantially all of its assets, the Guaranteeing Subsidiary will not be released from its obligations under the Note Guarantee. Notwithstanding the foregoing, (1) a Guaranteeing Subsidiary may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating the Guaranteeing Subsidiary in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and Disqualified Stock of the Guaranteeing Subsidiary is not increased thereby and (2) a Guaranteeing Subsidiary may merge, amalgamate or consolidate with another Guaranteeing Subsidiary or the Issuer.

(c) In addition, notwithstanding the foregoing, the Guaranteeing Subsidiary may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Note Guarantor or (y) any Non-Guarantor Subsidiary; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed the greater of (x) $625.0 million and (y) 5.0% of Total Assets after giving effect to each such Transfer and including all Transfers of the Guaranteeing Subsidiary and the Note Guarantors occurring from and after the Issue Date.

(5) Releases.

The Note Guarantee of the Guaranteeing Subsidiary under the Indenture and the Notes shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, Holdings, the Issuers or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary), of the Guaranteeing Subsidiary if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Indenture;

(b) the Issuer designating the Guaranteeing Subsidiary to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Restricted Subsidiary from (x) its guarantee of Indebtedness under the Credit Agreement (including by reason of the termination of the Credit Agreement) and/or (y) the guarantee of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock (except in each case a discharge or release by or as a result of payment under such guarantee) that resulted in the obligation to guarantee the Notes, in the case of each of clauses (x) and (y) if the Guaranteeing Subsidiary would not then otherwise be required to guarantee the Notes pursuant to the Indenture; provided that if such Person has incurred any Indebtedness or issued any Disqualified Stock in reliance on its status as a Note Guarantor under Section 4.09 of the Indenture, the Guaranteeing Subsidiary’s obligations under such Indebtedness or Disqualified Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred under Section 4.09 of the Indenture; or

(d) the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) in the case of clause (1)(a) above, the release of the Guaranteeing Subsidiary from its guarantee, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary.

In addition, a Note Guarantee will be automatically released upon the Guaranteeing Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other Indebtedness secured by the collateral securing such Bank Indebtedness with lien priority ranking equally with such Bank Indebtedness or other exercise of remedies in respect thereof.

(6) No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests of the Guaranteeing Subsidiary or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.

(12) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 5 hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: